Exhibit 99.1

Contact
Mark O’Connor
(Media)
610-594-9950
or
Ted Lowen
(Media)
732-205-6360

Engelhard Corporation
101 Wood Avenue, P.O. Box 770
Iselin, NJ 08830-0770

For immediate release

U.S. PATENT OFFICE UPHOLDS ENGELHARD CROP PROTECTANT TECHNOLOGY

ISELIN, NJ, April 12, 2006 - Closing a patent challenge that began in 2003, the U.S. Patent Office recently upheld a primary Engelhard patent directed to a method of treating horticultural crops that enhances photosynthesis by increasing carbon dioxide assimilation. The decision on U.S. Patent no. 6,110,867C1, “Method for Providing Enhanced Photosynthesis,” was published in the March 7, 2006 edition of the U.S. Patent and Trademark Official Gazette.
The Engelhard patent was filed in 1997 and encompasses a broad range of particulate materials including Surround® crop protectant from Engelhard Corporation that are useful in the patented methods. The unsuccessful challenge was brought by Columbia River Carbonates, a calcium carbonate manufacturer seeking to introduce a particulate material useful in the patented methods.
“This is a clear win for all those who depend on Surround crop protectant for sunburn and heat stress protection. Engelhard has invested a lot to bring this cost-beneficial technology to growers, and we are pleased the U.S. Patent Office has reaffirmed this patent,” says Peter Barrows, Engelhard’s director, crop protectants.
Used especially in hot, arid climates around the globe, Surround was co-developed by the U.S. Department of Agriculture and Engelhard Corporation, the world leader in surface and materials science. Surround is based on specially engineered kaolin, an inert, white mineral that has been used in food products. It is fully registered with federal (EPA) and state authorities and is listed for use in organic production by the Organic Materials Review Institute (OMRI).
Engelhard Corporation is a surface and materials science company that develops technologies to help customers improve their products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.
Forward-Looking Statements. This announcement contains forward-looking statements. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to “Forward-Looking Statements” (excluding the first sentence thereof) on page 34 of Engelhard’s 2005 Annual Report on Form 10-K, dated March 3, 2006 and Exhibit (a) (11) to Amendment No. 2 to the Company's Schedule 14D-9 (Investor Presentation entitled "Engelhard Response to BASF Offer") (excluding the last paragraph of page 33 thereof), filed on February 2, 2006.
Additional Information and Where To Find It. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. In connection with the proposed transaction, BASF filed a Tender Offer Statement on Schedule TO on January 9, 2006, which has been amended (the “Tender Offer Statement”). Engelhard has filed certain materials with the SEC, including a Solicitation/Recommendation Statement on Schedule 14D-9, which has been amended (the “Schedule 14D-9”). Engelhard plans to file with the SEC and mail to its shareholders a Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the “2006 Proxy Statement”). Information regarding the names of Engelhard’s directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in Engelhard’s Proxy Statement relating to the 2005 annual meeting of shareholders (“2005 Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the 2006 Proxy Statement and other relevant documents to be filed with the SEC in connection with Engelhard’s 2006 annual meeting of stockholders that will be filed with the SEC.
INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Tender Offer Statement, Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available) and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement and 2006 Proxy Statement (when it is filed and becomes available), as well as Engelhard's related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or at 732-205-5000.
Copies of Engelhard’s letter to stockholders and Schedule 14D-9 may also be obtained from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at Engelhard@mackenziepartners.com.

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